Exhibit 99.2

CytoSorbents Receives Full FDA Investigational Device Exemption (IDE) Approval to Begin U.S. STAR-D Trial on Apixaban and Rivaroxaban Removal by the DrugSorb-ATR™ Antithrombotic Removal System During Urgent Cardiothoracic Surgery

The U.S. STAR-D and already recruiting STAR-T randomized controlled pivotal trials are intended to establish DrugSorb-ATR as a single, easy-to-use solution for the reduction of perioperative bleeding in open heart surgery patients caused by the most widely prescribed next generation antiplatelet and anticoagulant drugs

MONMOUTH JUNCTION, N.J., October 12, 2021 — CytoSorbents Corporation (NASDAQ: CTSO), a leader in the treatment of life-threatening conditions in intensive care and cardiac surgery using blood purification via its proprietary polymer adsorption technology, announces the full approval of its Investigational Device Exemption (IDE) application by the FDA to conduct the pivotal STAR-D (Safe and Timely Antithrombotic Removal – Direct Oral Anticoagulants [DOAC]) double-blind, randomized, controlled trial in the United States to support FDA marketing approval. This is being performed under the previously announced FDA Breakthrough Device Designation granted to the DrugSorb-ATR™ Antithrombotic Removal System for the removal of apixaban (Eliquis®, Bristol-Myers Squibb/Pfizer) and rivaroxaban (Xarelto®, Janssen/Bayer) in a cardiopulmonary bypass circuit to reduce the likelihood of serious perioperative bleeding in urgent cardiothoracic surgery.

Dr. Efthymios Deliargyris, Chief Medical Officer of CytoSorbents stated, "We are pleased to receive a second IDE approval for the antithrombotic removal application for the randomized, controlled, double-blind STAR-D trial designed to support FDA marketing approval of DrugSorb-ATR™ for intraoperative apixaban and rivaroxaban removal during cardiothoracic surgery. STAR-D is the next milestone of our STAR development program. The STAR-D trial design and operational framework are identical to the actively screening STAR-T trial for ticagrelor removal, and are expected to yield extensive scientific, operational, and financial efficiencies. STAR-D is expected to enroll up to 120 patients across 25 U.S. clinical sites - of which many are already actively participating in STAR-T, and will be led once again by Co-Principal Investigators Drs. Michael Mack and C. Michael Gibson and an Executive Committee comprised of world-renowned cardiac surgeons, interventional cardiologists, and thrombosis/hemostasis experts. Trial start-up activities are underway and we expect the study to start in the first quarter of 2022.”

Mr. Vincent Capponi, President and Chief Operating Officer of CytoSorbents, stated, “The full IDE approval of the STAR-D protocol now positions us to execute the next step in our DrugSorb-ATR market development strategy. With this additional approval, we will have two U.S. randomized, controlled pivotal trials ongoing to support U.S. FDA marketing approval for the intraoperative removal of the key blockbuster antithrombotic drugs Brilinta®, Eliquis® and Xarelto® during open heart surgery to reduce the risk of perioperative bleeding. If successful, we intend to establish DrugSorb-ATR as the go-to, easy-to-use, potential standard of care single treatment for this application in the U.S., targeting an estimated total addressable market in this country of approximately $1 billion. In doing so, our goal is to address this major unmet medical need for patients and surgeons, while establishing a new, potentially significant driver of future company growth.”

In August 2021, the FDA granted CytoSorbents Breakthrough Device Designation to remove the Direct Oral Anticoagulants (DOACs) apixaban and rivaroxaban to reduce the risk of serious bleeding during urgent cardiothoracic surgery, recognizing this major unmet medical need. Apixaban (Eliquis®, Bristol-Myers Squibb/Pfizer) and rivaroxaban (Xarelto®, Janssen/Bayer) are two of the most commonly prescribed anticoagulants worldwide, including more than 5 million patients1 annually in the United States who are chronically on these medications to reduce the risk of deadly blood clots due to atrial fibrillation, prior history of heart attack or stroke, deep vein thrombosis, pulmonary embolism, and peripheral artery disease. We expect the number of patients prescribed these drugs to continue to climb based on the superior performance of these agents compared to older alternatives, underlying demographic trends in the aging baby boomer population, improved disease detection rates, and other factors. When patients on various “blood thinners”, like apixaban or rivaroxaban, require urgent cardiothoracic surgery, the risk of serious or life-threatening bleeding and complications is very high. Based on our estimates, at least 1% of patients in the U.S. on apixaban or rivaroxaban may require urgent cardiothoracic surgery on an annual basis. Today there are no approved or cleared alternatives in the U.S. to reduce bleeding risks during cardiothoracic surgery caused by direct oral anticoagulants. With the appropriate U.S. marketing approvals for removal of ticagrelor and the two leading DOACs during cardiothoracic surgery, DrugSorb-ATR has the potential to address these major unmet medical needs, while targeting an estimated U.S. total addressable market of one billion dollars.

1 Agency for Healthcare Research and Quality. Number of people with purchase in thousands by prescribed drug, United States, 1996-2018. Medical Expenditure Panel Survey. Generated interactively May 27, 2021. CytoSorbents estimates.

About CytoSorbents Corporation (NASDAQ: CTSO)

CytoSorbents Corporation is a leader in the treatment of life-threatening conditions in intensive care and cardiac surgery using blood purification.  Its flagship product, CytoSorb®, is approved in the European Union with distribution in 68 countries around the world as an extracorporeal cytokine adsorber designed to reduce the “cytokine storm” or “cytokine release syndrome” seen in common critical illnesses that may result in massive inflammation, organ failure and patient death. These are conditions where the risk of death can be extremely high, yet few to no effective treatments exist.  CytoSorb is also being used during and after cardiothoracic surgery to remove inflammatory mediators that can lead to post-operative complications, including multiple organ failure.  More than 152,000 CytoSorb devices have been delivered to date.  CytoSorb was originally introduced into the European Union under CE-Mark as a first-in-kind cytokine adsorber.  Additional CE-Mark label expansions were received for the removal of bilirubin and myoglobin in clinical conditions such as liver disease and trauma, respectively, and both ticagrelor and rivaroxaban during cardiothoracic surgery. CytoSorb has also received FDA Emergency Use Authorization in the United States for use in adult critically ill COVID-19 patients with imminent or confirmed respiratory failure. The DrugSorb-ATR™ Antithrombotic Removal System, which is based on the same polymer technology as CytoSorb, has also been granted FDA Breakthrough Designation for the removal of ticagrelor, as well as FDA Breakthrough Designation for the removal of the direct oral anticoagulant (DOAC) drugs, apixaban and rivaroxaban, in a cardiopulmonary bypass circuit during urgent cardiothoracic surgery. The Company is initiating two pivotal trials designed to support U.S. FDA marketing approval of DrugSorb-ATR. The first is the 120-patient, 20 center STAR-T (Safe and Timely Antithrombotic Removal of Ticagrelor) randomized, controlled trial evaluating the ability of intraoperative DrugSorb-ATR use to reduce perioperative bleeding risk in patients on ticagrelor undergoing cardiothoracic surgery. The second is the 120-patient, 25 center STAR-D (Safe and Timely Antithrombotic Removal of Direct Oral Anticoagulants) randomized, controlled trial, evaluating the intraoperative use of DrugSorb-ATR to reduce perioperative bleeding risk in patients undergoing cardiothoracic surgery on direct oral anticoagulants, including apixaban and rivaroxaban.

CytoSorbents’ purification technologies are based on biocompatible, highly porous polymer beads that can actively remove toxic substances from blood and other bodily fluids by pore capture and surface adsorption. Its technologies have received non-dilutive grant, contract, and other funding of more than $39.5 million from DARPA, the U.S. Department of Health and Human Services (HHS), the National Institutes of Health (NIH), National Heart, Lung, and Blood Institute (NHLBI), the U.S. Army, the U.S. Air Force, U.S. Special Operations Command (SOCOM), Air Force Material Command (USAF/AFMC), and others. The Company has numerous marketed products and products under development based upon this unique blood purification technology protected by many issued U.S. and international patents and registered trademarks, and multiple patent applications pending, including ECOS-300CY®, CytoSorb-XL™, HemoDefend-RBC™, HemoDefend-BGA™, VetResQ®, K+ontrol™, DrugSorb™, DrugSorb-ATR™, ContrastSorb, and others.  For more information, please visit the Company’s websites at www.cytosorbents.com and www.cytosorb.com or follow us on Facebook and Twitter.

Forward-Looking Statements

This press release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, anticipated future results and performance, representations and contentions and are not historical facts and typically are identified by use of terms such as "may," "should," "could," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential," "continue" and similar words, although some forward-looking statements are expressed differently. You should be aware that the forward-looking statements in this press release represent management's current judgment and expectations, but our actual results, events and performance could differ materially from those in the forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to, the risks discussed in our Annual Report on Form 10-K, filed with the SEC on March 9, 2021, as updated by the risks reported in our Quarterly Reports on Form 10-Q, and in the press releases and other communications to shareholders issued by us from time to time which attempt to advise interested parties of the risks and factors which may affect our business. We caution you not to place undue reliance upon any such forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, other than as required under the Federal securities laws.

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Investor Relations Contact:

Terri Anne Powers

Vice President, Investor Relations

and Corporate Communications

(732) 482-9984

tpowers@cytosorbents.com

U.S. Public Relations Contact:
Eric Kim

Rubenstein Public Relations
212-805-3052

ekim@runbensteinpr.com

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